Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Second Quarter 2018 Financial Results, Record Backlog and Increased Annual Guidance

•	Q2 GAAP Diluted Earnings per Share of $1.01 and Adjusted Diluted Earnings per Share $1.04, Both $0.01 Above Guidance Expectations

•	Q2 Adjusted EBITDA of $191 million, $2 Million Above Guidance Expectation

•	Increasing 2018 Annual Guidance for Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share

•	18-month Backlog of $7.7 Billion

Coral Gables, FL (August 2, 2018) — MasTec, Inc. (NYSE: MTZ) today announced second quarter financial results and increased 2018 annual guidance.

•

Second quarter 2018 revenue was $1.62 billion, a 14% decrease compared with $1.89 billion for the same period last year, primarily due to expected timing variances in large project activity in the Oil & Gas segment. GAAP net income was $80.4 million, or $1.01 per diluted share, compared to $83.3 million or $0.99 per share in the second quarter of 2017. GAAP results exceeded the Company’s previously announced diluted earnings per share expectation by $0.01.

•

Second quarter 2018 adjusted net income, a non-GAAP measure, was $83.5 million. Adjusted diluted earnings per share, a non-GAAP measure, was $1.04, exceeding the Company’s previously announced second quarter 2018 expectation by $0.01.

•

Second quarter adjusted EBITDA, also a non-GAAP measure, was $191.1 million, compared with $202.3 million in the second quarter of 2017, exceeding the Company’s previously announced 2018 second quarter guidance expectation by approximately $2 million.

•

The Company also announced record 18-month backlog as of June 30, 2018 of $7.7 billion, a $168 million sequential increase when compared to first quarter 2018, and a $2.5 billion increase, or 47%, compared to the second quarter of 2017.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We had another strong quarter, again exceeding our earnings expectations. We delivered solid second quarter 2018 Adjusted EBITDA margin improvement over both last year’s 2017 second quarter and sequentially over the 2018 first quarter, primarily by increased performance in our Oil & Gas and Communications segments.”

Mr. Mas continued, “We are pleased to once again increase our 2018 annual guidance expectation. As reflected by our record backlog levels, we have strong visibility for continued growth in 2019 and beyond.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “As we have previously indicated, we expect improved third quarter 2018 cash flow from operations as we normalize working capital requirements on recently completed large Oil & Gas project activity. We also continue to expect record 2018 cash flow from operations, which will allow us to maintain a strong balance sheet with full financial flexibility to take advantage of significant multi-year growth opportunities in our markets.”

Based on the information available today, the Company is providing initial third quarter guidance, and increasing full year 2018 guidance expectations. The Company currently estimates full year 2018 revenue of approximately $6.9 billion. Full year 2018 GAAP net income and diluted earnings per share are expected to approximate $285 million and $3.54, respectively. Regarding full year 2018 expectations for non-GAAP measures, adjusted EBITDA is expected to approximate $708 million or 10.3% of revenue and adjusted diluted earnings per share is expected to be $3.67, a 26% increase over 2017.

For the third quarter of 2018, based on updated project schedules for large Oil & Gas project activity, the Company expects revenue of approximately $2.0 billion. Third quarter 2018 GAAP net income is expected to approximate $98 million with GAAP diluted earnings per share expected to approximate $1.23. Third quarter 2018 adjusted EBITDA, a non-GAAP measure, is expected to approximate $220 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $1.26.

Management will hold a conference call to discuss these results on Friday, August 3, 2018 at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2093 or (800) 458-4121, and the replay number is (719) 457-0820, with a pass code of 6220761. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended June 30, 2018 and 2017:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$1,617,804	$1,890,180	$3,014,638	$3,048,364
Costs of revenue, excluding depreciation and amortization	1,366,584	1,626,335	2,603,883	2,597,469
Depreciation and amortization	51,676	45,379	101,615	88,282
General and administrative expenses	67,602	70,823	131,224	135,604
Interest expense, net	20,795	14,791	37,854	27,388
Equity in earnings of unconsolidated affiliates	(5,824)	(6,060)	(11,409)	(7,706)
Other expense (income), net	788	146	(2,301)	576

Income before income taxes	$116,183	$138,766	$153,772	$206,751
Provision for income taxes	(35,782)	(55,434)	(46,908)	(82,792)

Net income	$80,401	$83,332	$106,864	$123,959

Net (loss) income attributable to non-controlling interests	(91)	1,664	(188)	1,321

Net income attributable to MasTec, Inc.	$80,492	$81,668	$107,052	$122,638

Earnings per share:
Basic earnings per share	$1.02	$1.01	$1.34	$1.52

Basic weighted average common shares outstanding	78,984	80,925	80,061	80,812

Diluted earnings per share	$1.01	$0.99	$1.32	$1.49

Diluted weighted average common shares outstanding	80,062	82,292	81,136	82,226

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets	$2,281,770	$1,852,366
Property and equipment, net	739,425	706,506
Goodwill and other intangibles, net	1,328,114	1,328,880
Other long-term assets	232,848	178,824

Total assets	$4,582,157	$4,066,576

Liabilities and Equity
Current liabilities	$1,252,777	$963,827
Long-term debt	1,532,978	1,280,706
Long-term deferred tax liabilities, net	206,411	204,518
Other long-term liabilities	159,593	184,172
Total equity	1,430,398	1,433,353

Total liabilities and equity	$4,582,157	$4,066,576

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2018	2017
Net cash provided by (used in) operating activities	$23,217	$(100,160)
Net cash used in investing activities	(111,095)	(149,292)
Net cash provided by financing activities	67,724	228,790
Effect of currency translation on cash	512	125

Net decrease in cash and cash equivalents	(19,642)	(20,537)

Cash and cash equivalents - beginning of period	$40,326	$38,767

Cash and cash equivalents - end of period	$20,684	$18,230

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Segment Information	2018	2017	2018	2017
Revenue by Reportable Segment
Communications	$618.6	$592.2	$1,245.7	$1,151.7
Oil and Gas	769.3	1,140.4	1,305.8	1,596.2
Electrical Transmission	84.5	96.6	198.5	195.4
Power Generation and Industrial	146.0	60.7	263.6	107.3
Other	0.2	1.9	2.2	3.6
Eliminations	(0.8)	(1.6)	(1.2)	(5.8)
Corporate	—	—	—	—

Consolidated revenue	$1,617.8	$1,890.2	$3,014.6	$3,048.4

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA by Reportable Segment
EBITDA	$188.7	$198.9	$293.2	$322.4
Non-cash stock-based compensation expense	3.4	3.4	6.6	7.2
Project results from non-controlled joint venture	(1.0)	—	(1.0)	7.0
Restructuring charges	—	—	—	0.6

Adjusted EBITDA	$191.1	$202.3	$298.8	$337.1

Reportable Segment:
Communications	$73.7	$59.6	$155.8	$108.1
Oil and Gas	122.7	154.0	155.7	247.9
Electrical Transmission	(2.7)	3.5	1.9	7.3
Power Generation and Industrial	9.8	4.7	14.6	5.6
Other	5.8	6.8	11.8	8.5
Corporate	(18.2)	(26.3)	(41.0)	(40.3)

Adjusted EBITDA	$191.1	$202.3	$298.8	$337.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	11.7%	10.5%	9.7%	10.6%
Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	(0.1)%	—%	(0.0)%	0.2%
Restructuring charges	—%	—%	—%	0.0%

Adjusted EBITDA margin	11.8%	10.7%	9.9%	11.1%

Reportable Segment:
Communications	11.9%	10.1%	12.5%	9.4%
Oil and Gas	15.9%	13.5%	11.9%	15.5%
Electrical Transmission	(3.2)%	3.7%	0.9%	3.7%
Power Generation and Industrial	6.7%	7.8%	5.5%	5.2%
Other	2,479%	353.7%	538.5%	235.2%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	11.8%	10.7%	9.9%	11.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$80.4	$83.3	$106.9	$124.0
Interest expense, net	20.8	14.8	37.9	27.4
Provision for income taxes	35.8	55.4	46.9	82.8
Depreciation and amortization	51.7	45.4	101.6	88.3

EBITDA	$188.7	$198.9	$293.2	$322.4

Non-cash stock-based compensation expense	3.4	3.4	6.6	7.2
Project results from non-controlled joint venture	(1.0)	—	(1.0)	7.0
Restructuring charges	—	—	—	0.6

Adjusted EBITDA	$191.1	$202.3	$298.8	$337.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	5.0%	4.4%	3.5%	4.1%
Interest expense, net	1.3%	0.8%	1.3%	0.9%
Provision for income taxes	2.2%	2.9%	1.6%	2.7%
Depreciation and amortization	3.2%	2.4%	3.4%	2.9%

EBITDA margin	11.7%	10.5%	9.7%	10.6%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	(0.1)%	—%	(0.0)%	0.2%
Restructuring charges	—%	—%	—%	0.0%

Adjusted EBITDA margin	11.8%	10.7%	9.9%	11.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted Net Income Reconciliation
Net income	$80.4	$83.3	$106.9	$124.0
Non-cash stock-based compensation expense	3.4	3.4	6.6	7.2
Project results from non-controlled joint venture	(1.0)	—	(1.0)	7.0
Restructuring charges	—	—	—	0.6
Income tax effect of adjustments (a)	(0.8)	0.0	(1.6)	(3.6)
Statutory tax rate effects	1.5	—	1.5	—

Adjusted net income	$83.5	$86.7	$112.3	$135.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.01	$0.99	$1.32	$1.49
Non-cash stock-based compensation expense	0.04	0.04	0.08	0.09
Project results from non-controlled joint venture	(0.01)	—	(0.01)	0.08
Restructuring charges	—	—	—	0.01
Income tax effect of adjustments (a)	(0.01)	0.00	(0.02)	(0.04)
Statutory tax rate effects	0.02	—	0.02	—

Adjusted diluted earnings per share	$1.04	$1.03	$1.39	$1.63

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended September 30, 2018 Est.	For the Three Months Ended September 30, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$98	$64.2
Interest expense, net	21	17.6
Provision for income taxes	41	43.4
Depreciation and amortization	56	50.1

EBITDA	$217	$175.3

Non-cash stock-based compensation expense	4	3.4
Project results from non-controlled joint venture	—	0.4
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.6

Adjusted EBITDA	$220	$179.6

	Guidance for the Three Months Ended September 30, 2018 Est.	For the Three Months Ended September 30, 2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.9%	3.3%
Interest expense, net	1.0%	0.9%
Provision for income taxes	2.1%	2.2%
Depreciation and amortization	2.8%	2.6%

EBITDA margin	10.8%	9.0%

Non-cash stock-based compensation expense	0.2%	0.2%
Project results from non-controlled joint venture	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%

Adjusted EBITDA margin	11.0%	9.2%

	Guidance for the Three Months Ended September 30, 2018 Est.	For the Three Months Ended September 30, 2017
Adjusted Net Income Reconciliation
Net income	$98	$64.2
Non-cash stock-based compensation expense	4	3.4
Project results from non-controlled joint venture	—	0.4
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.6
Income tax effect of adjustments (a)	(1)	(0.6)

Adjusted net income	$101	$68.0

	Guidance for the Three Months Ended September 30, 2018 Est.	For the Three Months Ended September 30, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.23	$0.77
Non-cash stock-based compensation expense	0.04	0.04
Project results from non-controlled joint venture	—	0.00
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.01
Income tax effect of adjustments (a)	(0.01)	(0.01)

Adjusted diluted earnings per share	$1.26	$0.82

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$285	$348.9	$134.0
Interest expense, net	76	61.0	50.7
Provision for income taxes	121	22.9	91.8
Depreciation and amortization	213	188.0	164.9

EBITDA	$696	$620.9	$441.5

Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	(1)	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—

Adjusted EBITDA	$708	$645.6	$476.9

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.1%	5.3%	2.6%
Interest expense, net	1.1%	0.9%	1.0%
Provision for income taxes	1.8%	0.3%	1.8%
Depreciation and amortization	3.1%	2.8%	3.2%

EBITDA margin	10.1%	9.4%	8.6%

Non-cash stock-based compensation expense	0.2%	0.2%	0.3%
Project results from non-controlled joint venture	(0.0)%	0.1%	0.1%
Restructuring charges	—%	0.0%	0.3%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%

Adjusted EBITDA margin	10.3%	9.8%	9.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$285	$348.9	$134.0
Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	(1)	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—
Income tax effect of adjustments (a)	(4)	(11.6)	(11.7)
Statutory tax rate effects	1	(120.1)	—

Adjusted net income	$295	$241.9	$157.7

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$3.54	$4.22	$1.61
Non-cash stock-based compensation expense	0.17	0.19	0.19
Project results from non-controlled joint venture	(0.01)	0.10	0.06
Restructuring charges	—	0.01	0.19
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.01	—
Income tax effect of adjustments (a)	(0.05)	(0.14)	(0.14)
Statutory tax rate effects	0.02	(1.46)	—

Adjusted diluted earnings per share	$3.67	$2.92	$1.90

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investees; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; risks associated with potential environmental issues and other hazards from our operations; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; any exposure resulting from system or information technology interruptions or data security breaches; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.